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As filed with the Securities and Exchange Commission on September 26, 2016

Registration No. 001-37757

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5 to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Adient Limited
(Exact Name of Registrant as Specified in Its Charter)

Ireland (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland
(Address of Principal Executive Offices)

414-220-8900
(Registrant's telephone number, including area code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value $0.001	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 EXPLANATORY NOTE

        This Amendment No. 5 to the registrant's registration statement on Form 10 (File No. 001-37757) (the "registration statement") is being filed solely to file Exhibit 3.1 to the registration statement as indicated in the exhibit index contained in Item 15 of this Amendment No. 5. No change has been made to the other sections of the registration statement.

 INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

        Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

        The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Person Transactions," and "Where You Can Find More Information." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the section of the information statement entitled "Risk Factors." That section is incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the information statement entitled "Selected Historical Combined Financial Data of Adient," "Unaudited Pro Forma Condensed Combined Financial Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the section of the information statement entitled "Business." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section of the information statement entitled "Security Ownership of Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the sections of the information statement entitled "Management" and "Directors." Those sections are incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the sections of the information statement entitled "Compensation Discussion and Analysis" and "Executive Compensation." Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

        The information required by this item is contained under the sections of the information statement entitled "Management" and "Certain Relationships and Related Person Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the information statement entitled "Business—Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the sections of the information statement entitled "The Separation and Distribution," "Dividend Policy," "Capitalization," and "Description of Adient's Share Capital." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        The information required by this item is contained under the sections of the information statement entitled "Description of Material Indebtedness" and "Description of Adient's Share Capital—Sale of Unregistered Securities." Those sections are incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered.

        The information required by this item is contained under the sections of the information statement entitled "The Separation and Distribution," "Dividend Policy," and "Description of Adient's Share Capital." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section of the information statement entitled "Description of Adient's Share Capital—Indemnification of Officers and Directors and Insurance." That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

Item 15.    Financial Statements and Exhibits.

(a)
Financial Statements

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

(b)
Exhibits

        See below.

        The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Separation and Distribution Agreement, dated as of September 8, 2016, by and between Johnson Controls International plc and Adient Limited.†#
3.1	Form of Memorandum of Association and Amended and Restated Articles of Association of Adient.**
4.1	Indenture, dated as of August 19, 2016, between Adient Global Holdings Ltd and U.S. Bank National Association.†
4.2	Indenture, dated as of August 19, 2016, among Adient Global Holdings Ltd, U.S. Bank National Association, Elavon Financial Services DAC, UK Branch, and Elavon Financial Services DAC.†
10.1	Transition Services Agreement, dated as of September 8, 2016, by and between Johnson Controls International plc and Adient Limited.†
10.2	Tax Matters Agreement, dated as of September 8, 2016, by and between Johnson Controls International plc and Adient Limited.†
10.3	Employee Matters Agreement, dated as of September 8, 2016, by and between Johnson Controls International plc and Adient Limited.†
10.4	Transitional Trademark License Agreement, dated as of September 8, 2016, by and between Johnson Controls International plc and Adient Limited.†
10.5	Form of Indemnification Agreement (Ireland) with individual directors and officers.†
10.6	Form of Indemnification Agreement (US) with individual directors and officers.†
10.7	Joint Venture Contract, dated October 22, 1997, between Shanghai Yanfeng Automotive Trim Company, Ltd. and Johnson Controls International, Inc., as amended.†
10.8	Credit Agreement, dated as of July 27, 2016, among Adient Global Holdings Ltd, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and agents party thereto.†
10.9	Form of Adient plc 2016 Omnibus Incentive Plan.†
10.10	Form of Adient plc Restricted Shares or Restricted Share Unit Award Agreement.†
10.11	Form of Adient plc Performance Share Unit Award Agreement.†
10.12	Form of Adient plc 2016 Director Share Plan.†
10.13	Form of Adient US LLC Retirement Restoration Plan.†
10.14	Form of Adient US LLC Executive Deferred Compensation Plan.†
10.15	Form of Adient plc Executive Compensation Incentive Recoupment Policy.†
10.16	Employment Agreement, dated January 17, 2008, between Johnson Controls, Inc. and R. Bruce McDonald.†
10.17	Change of Control Employment Agreement, dated September 25, 2012, between Johnson Controls, Inc. and R. Bruce McDonald.†
21.1	List of Subsidiaries.†

Exhibit Number	Exhibit Description
99.1	Information Statement of Adient Limited, preliminary and subject to completion, dated September 20, 2016.†
99.2	Form of Important Notice Regarding the Availability of Materials.†

#
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Adient hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

**
Filed herewith.

†
Filed previously.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Adient Limited
By:	/s/ R. BRUCE MCDONALD
	Name:	R. Bruce McDonald
	Title:	Chairman and Chief Executive Officer

Date: September 26, 2016

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EXPLANATORY NOTE
INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business .
  Item 1A. Risk Factors .
  Item 2. Financial Information .
  Item 3. Properties .
  Item 4. Security Ownership of Certain Beneficial Owners and Management .
  Item 5. Directors and Executive Officers .
  Item 6. Executive Compensation .
  Item 7. Certain Relationships and Related Transactions .
  Item 8. Legal Proceedings .
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters .
  Item 10. Recent Sales of Unregistered Securities .
  Item 11. Description of Registrant's Securities to be Registered .
  Item 12. Indemnification of Directors and Officers .
  Item 13. Financial Statements and Supplementary Data .
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure .
  Item 15. Financial Statements and Exhibits .
SIGNATURES